Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Ken Xie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fortinet, Inc. for the quarter ended March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fortinet, Inc.

		By:	/s/ Ken Xie
Date:	May 6, 2016	Name:	Ken Xie
		Title:	Chief Executive Officer and Chairman (Principal Executive Officer)
I, Andrew Del Matto, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fortinet, Inc. for the quarter ended March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fortinet, Inc.

		By:	/s/ Andrew Del Matto
Date:	May 6, 2016	Name:	Andrew Del Matto
		Title:	Chief Financial Officer (Principal Financial Officer)

This certification is being furnished pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.